                                                                  Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2001, relating to the financial statements and financial statement schedule of Watson Wyatt & Company Holdings, which appears in the Watson Wyatt & Company Holdings' Annual Report on Form 10-K for the year ended June 30, 2001.

PricewaterhouseCoopers LLP

Washington, D.C.
December 18, 2001